UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2019 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2019, Reggie Groves resigned her position as Chief Executive Officer and President of Reva Medical, Inc. (the “Company”), effective January 27, 2019, to pursue other opportunities.

On March 25, 2019, the Board of Directors of the Company appointed Jeff Anderson, the Company’s current Senior Vice President, Clinical & Regulatory Affairs, as President, effective March 27, 2019.  Mr. Anderson will succeed Ms. Groves as the Company’s principal executive officer.

Item 8.01 Other Events

On March 25, 2019 AEDT, Reva Medical, Inc. (“Reva” or the “Company”) issued a market announcement indicating that the securities of the Company will remain voluntarily suspended at our request until a future announcement is made to the ASX which the Company currently expects will occur by June 30, 2019.

On March 25, 2019 PST, the Company issued a press release announcing the changes described above, which press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Announcement entitled, “REVA Receives Interim Funding Commitment and Announces Leadership Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: March 29, 2019	/s/ Leigh F. Elkolli
Leigh F. Elkolli
Chief Financial Officer and Corporate Secretary